Exhibit 10.11(a)
                         ARIZONA PUBLIC SERVICE COMPANY

                           SUPPLEMENTAL EXCESS BENEFIT

                                 RETIREMENT PLAN



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                                TABLE OF CONTENTS

                                                                            Page


ARTICLE ONE -                PREAMBLE.......................................  1

ARTICLE TWO -                CONSTRUCTION...................................  1

ARTICLE THREE -              ELIGIBILITY AND PARTICIPATION..................  2

ARTICLE FOUR -               BENEFITS.......................................  3

ARTICLE FIVE -               PAYMENT OF BENEFITS............................  7

ARTICLE SIX -                COORDINATION OF BENEFITS.......................  9

ARTICLE SEVEN -              FUNDING........................................ 11

ARTICLE EIGHT -              ADMINISTRATION................................. 11

ARTICLE NINE -               AMENDMENT AND TERMINATION OF THE PLAN.......... 12

ARTICLE TEN -                ASSIGNMENT..................................... 12

ARTICLE ELEVEN - WITHHOLDING................................................ 13

ARTICLE TWELVE - OTHER BENEFIT PLANS OF THE COMPANY......................... 13

ARTICLE THIRTEEN - MISCELLANEOUS............................................ 14


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                         ARIZONA PUBLIC SERVICE COMPANY
                   SUPPLEMENTAL EXCESS BENEFIT RETIREMENT PLAN

                                   ARTICLE ONE
                                    PREAMBLE

          Effective January 1, 1982, ARIZONA PUBLIC SERVICE COMPANY (the "Company") adopted the ARIZONA PUBLIC SERVICE COMPANY SUPPLEMENTAL EXCESS BENEFIT RETIREMENT PLAN (the "Plan") for the purpose of paying retirement benefits to certain employees in excess of the benefits permitted to be paid under the Arizona Public Service Company Employees' Retirement Plan (the "Retirement Plan") by reason of Section 415 of the Internal Revenue Code (the "Code"). The Plan was thereafter amended several times to provide additional benefits, thereby changing the Plan from an "excess benefit plan" under the Employee Retirement Income Security Act of 1974, as amended (the "Act"), to a "top hat" plan under the Act. By this amendment and restatement in the entirety, the Company intends to extend certain benefits to eligible employees and to make other technical changes.

                                   ARTICLE TWO
                                  CONSTRUCTION

          Terms capitalized in this Plan shall have the meaning given in Article Two of the Retirement Plan, governing definitions and construction, except where such terms are otherwise defined in this Plan. If any provision of this Plan is determined to be invalid or unenforceable for any reason, the remaining provisions shall continue in full force and effect. All of


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the  provisions  of this Plan shall be construed  and enforced  according to the laws of the State of Arizona, and shall be administered according to the laws of such state, except as otherwise required by the Act, the Code or other applicable federal law. It is the intention of the Company that the Plan, as adopted by the Company, shall constitute an "unfunded plan of deferred compensation for a select group of management and highly compensated employees" within the meaning of Sections 201(2) and 301(3) of the Act. Benefits under this Plan shall be paid from the Company's general assets, and not from any trust fund or other segregated fund. This Plan shall be construed in a manner consistent with the Company's intention.

                                  ARTICLE THREE
                          ELIGIBILITY AND PARTICIPATION

          Employees of the Company who are members of a select group of management or highly compensated employees, as determined by the Human Resources Committee of the Board of Directors of the Company, in its discretion, and from time to time, shall be eligible to participate in the Plan if they satisfy the eligibility requirements of Section 3(a) on or after January 1, 1994, or Section 3(b) on or after January 1, 1996.

          (a) Eligible employees who are officers of the Company shall be entitled to the benefits described in Section 4(a).

          (b) Eligible employees of the Company who are not officers, who are designated for participation by the Human

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Resources Committee of the Company's Board of Directors and who are participants in the Retirement Plan shall be entitled to the benefits described in Section 4(b). The Human Resources Committee may make its designations under this Section 3(b) by individual designation or by group designation.

                  A participant in this Plan shall commence participation in this Plan as of the first day of the Plan Year in which he becomes a participant pursuant to this ARTICLE THREE or the first day of his employment with the Company, whichever is later. Such participation shall continue until the earlier of the date on which the participant no longer satisfies the requirements for participation under Section 3(a) or Section 3(b) or the date on which the Human Resources Committee informs the participant in writing that he is no longer eligible to participate in this Plan.

                  Notwithstanding the foregoing, if the status of a participant changes for reasons other than termination of employment with the Company, so that he no longer is eligible to participate in the Plan, his participation in the Plan shall cease but his benefit under this Plan as of the date of his change of status shall not be cancelled or distributed, but shall be determined upon his termination of employment with the Company.

                                  ARTICLE FOUR
                                    BENEFITS

          (a) Subject to ARTICLE SIX and ARTICLE SEVEN, a participant who is eligible under Section 3(a) and who receives a

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benefit under the Retirement  Plan shall be entitled to a monthly  benefit equal to the lesser of (i) or (ii), reduced by (iii), where

               (i) Equals three percent (3%) of the participant's Average Monthly Compensation multiplied by the participant's Years of Service, not to exceed ten (10) Years of Service, plus two percent (2%) of the participant's Average Monthly Compensation multiplied by the participant's Years of Service in excess of ten

          (10) Years of Service,

               (ii) Equals sixty percent (60%) of the participant's Average Monthly Compensation, and

               (iii) Equals the amount of such participant's monthly benefit determined under the terms of the Retirement Plan and payable in the form of the qualified joint and survivor annuity described in Section
          6.2 of the Retirement Plan.

          For purposes of this Section 4(a), Compensation shall be determined without regard to the limitation set forth in Section 401(a)(17) of the Code and shall be increased by any cash payments made to the participant pursuant to bonus or incentive plans maintained by the Company for employees generally and by any amounts deferred by the participant under any of the Company's deferred compensation plans for employees, provided that bonus or incentive payments made in a form other than cash, bonus or incentive payments which are not "year-end" bonus or

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incentive  payments,  bonus or incentive  payments under  individual  agreements between the Company and a participant, and cash payments made under bonus or incentive plans maintained by the Company for employees generally which exceed the maximum amount that the Human Resources Committee determines, in its discretion, or, effective January 1, 1996, the Company's President or Chief Operating Officer determines, in his or her discretion, may be taken into account under this Plan shall not be taken into account as Compensation for purposes of this Plan unless the Human Resources Committee determines in its discretion or, effective January 1, 1996, the President or Chief Operating Officer of the Company determines, in his or her discretion, that such bonus or incentive payment shall be taken into account as Compensation under this Plan. Eligible bonuses and incentive payments shall be taken into account as Compensation in the year in which such amounts are paid rather than in the year in which they are earned, provided that, effective January 1, 1996, the President or Chief Operating Officer of the Company shall have the authority to determine, in his or her discretion, that such bonus or incentive payment shall be taken into account in the year in which such amounts are earned rather than in the year in which they are paid. The Human Resources Committee (effective January 1, 1996, the Company's President or Chief Operating Officer) shall have the sole and absolute discretion to determine whether a bonus or incentive payment made to a participant constitutes Compensation for purposes of this
Section 4(a) and

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may  differentiate  among  individuals  in  establishing  the bonus or incentive payments that may be taken into account under the Plan.

                  (b) Subject to ARTICLE SIX and ARTICLE SEVEN, any participant who is designated for participation pursuant to Section 3(b) and who receives a benefit under the Retirement Plan, or such participant's surviving spouse or annuitant in the event of the participant's death, shall be entitled to a monthly benefit payable equal to (i) reduced by (ii), where

               (i) Equals the amount of such participant's or surviving spouse's or annuitant's monthly benefit under the Retirement Plan computed under the provisions of the Retirement Plan but without regard to the cap on Compensation in Section 2.1(o) and the limitations in Section
          5.10 of the Retirement Plan and the provisions of Sections 401(a)(17) and 415 of the Code; and

               (ii) Equals the amount of such participant's or surviving spouse's or annuitant's monthly benefit actually payable under the terms of the Retirement Plan.

For purposes of this calculation, Compensation shall include any amount of the participant's regular salary that the participant has elected to defer under any of the Company's deferred compensation plans for employees and shall exclude all bonus or incentive payments paid to the participant. The Human Resources Committee shall have the sole and absolute discretion to determine a participant's Compensation for purposes of this Section 4(b).

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          Benefits  payable  under this  Section 4(b) shall be payable to a Plan participant or his spouse or other annuitant in the same manner and subject to all the same options, conditions, privileges and restrictions as are applicable to the benefits payable to the Plan participant, spouse or other annuitant of a Participant under the Retirement Plan, as though such benefits were payable as a part of the benefits being paid under the Retirement Plan.

                                  ARTICLE FIVE
                               PAYMENT OF BENEFITS

               (a) Subject to ARTICLE SIX, a participant entitled to benefits under Section 4(a) may elect to commence receiving unreduced benefits on or after the date on which the participant attains the age of sixty-five (65) years or attains the age of sixty (60) years and is credited with at least twenty (20) Years of Service. A participant may elect to commence receiving benefits earlier if he has attained at least the age of fifty- five (55) years and is credited with at least ten (10) Years of Service, provided that the participant's benefit shall be reduced by three percent (3%) for each year (or part thereof) by which the participant's retirement age precedes the date on which he would have attained the age of sixty (60) years if he is credited with at least twenty (20) Years of Service or the date on which he would have attained the age of sixty-five (65) years if credited with less than twenty (20) Years of Service. Notwithstanding the foregoing, in calculating the monthly benefit of a

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participant who elects to retire with a reduced early  retirement  benefit under this Section 5(a), the participant's monthly benefit calculated under Section 4(a) shall not be reduced by the amount specified in Section 4(a)(iii) until the date on which the participant attains the age of sixty (60) years. Upon the participant's attainment of the age of sixty (60) years, the participant's monthly benefit under Section 4(a) shall be reduced by the amount determined under Section 4(a)(iii) as if such participant had elected to retire and begun receiving Early Retirement Benefits under the Retirement Plan upon attaining such age.

          Benefits payable to a Participant under Section 4(a) shall be payable in the form of a fifty percent (50%) joint and survivor annuity, which shall provide a monthly payment to the participant for his life equal to the amount determined under Section 4(a) and upon his death, shall provide monthly payments to the participant's spouse for life equal to fifty percent (50%) of the monthly payments being received by the participant at the time of his death.

          If a participant entitled to benefits under Section 4(a) dies prior to commencing benefits, the participant's spouse shall be entitled to a survivor annuity equal to fifty percent (50%) of the monthly benefit that the participant would have received had he terminated employment on the day before his death, survived to the age on which he would first be eligible to

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commence  benefits  under this  Section  5(a),  elected  to retire and  commence benefits under the Plan at that time and then died.

          (b) Benefits payable to a participant under Section 4(b) shall become payable when a participant (or his spouse or annuitant) begins to receive payments under the Retirement Plan, and shall be subject to the same adjustments and shall be payable by the Company in the same manner and at the same time as the Plan participant's (or his spouse's or annuitant's) benefits under the Retirement Plan are paid, as though such benefits were otherwise payable as a part of the benefits being paid under the Retirement Plan, subject to ARTICLE SIX. An election of mode of payment under the Retirement Plan shall constitute an election of a similar mode of payment under this Plan.

                                   ARTICLE SIX
                            COORDINATION OF BENEFITS

          (a) Notwithstanding any provision in this Plan to the contrary, the benefits payable under Section 4(a) of this Plan to a participant who is also entitled to benefits as an officer under the Pinnacle West Capital Corporation Supplemental Excess Benefit Retirement Plan (the "Pinnacle West Plan") shall be offset and reduced by that portion of the benefit payable under the Pinnacle West Plan which is attributable to Years of Service with an Affiliate.

          In no event shall the benefit payable under Section 4(a) of this Plan, when combined with the benefit payable under the corresponding provision of the Pinnacle West Plan, exceed the

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amount that would have been payable under Section 4(a) of this Plan alone if (i)
the participant's Compensation and Years of Service earned as a result of employment with an Affiliate had been earned as a result of employment with the Company, and (ii) the benefit payable to the participant in the form of a qualified joint and survivor annuity under the Pinnacle West Capital Corporation Employees' Retirement Plan was payable from the Retirement Plan.

          (b) If an employee who was participating in a retirement plan sponsored by an Affiliate, which is not a participating employer in the Retirement Plan, becomes an employee of the Company and a participant in the Plan under Section 4(b) and such employee's accrued benefit under the retirement plan maintained by the Affiliate formerly employing him is transferred to the Retirement Plan, upon termination of employment, the employee's benefits, calculated in accordance with Section 4(b), will be payable in full from the Plan in accordance with Section 5(b). If an employee who was a participant in the retirement plan of an Affiliate, which is not a participating employer in the Retirement Plan, becomes an employee of the Company and a participant in this Plan, and such employee's accrued benefit under the retirement plan maintained by his former employer is not transferred to the Retirement Plan, upon termination of employment, the employee's benefits, calculated in accordance with Section 4(b), will be payable from the Plan in accordance with
Section 5(b) to the extent such benefits are attributable to the pension

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benefits  payable to that  employee  under the  Retirement  Plan.  The  benefits calculated pursuant to Section 4(b) that are attributable to the pension benefits payable to the employee under the Retirement Plan are those benefits that bear the same ratio to the total benefits due to the employee, calculated pursuant to Section 4(b), as the benefit payable to the employee from the Retirement Plan bears to the total benefits payable to the employee under both the Retirement Plan and the retirement plan maintained by the Affiliate formerly employing that employee.

                                  ARTICLE SEVEN
                                     FUNDING

          Benefits under this Plan shall be payable from the general assets of the Company and shall not be segregated in a trust fund or otherwise funded in any manner prior to the time of payment. No Plan participant shall have any vested rights hereunder nor any right hereunder to any specific assets of the Company.

                                  ARTICLE EIGHT
                                 ADMINISTRATION

          The Plan will be administered by the Administrative Committee that administers the Retirement Plan. Except as otherwise expressly provided in this Plan, the Administrative Committee shall have the same powers and responsibilities as it has under Sections 10.4 and 12.2 of the Retirement Plan. Claims

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for  benefits  under the Plan  shall be  determined  in the  manner set forth in
Article Eleven of the Retirement Plan.

                                  ARTICLE NINE
                      AMENDMENT AND TERMINATION OF THE PLAN

          This Plan may be amended in whole or in part, prospectively or retroactively, by action of the Company's Board of Directors, and may be terminated at any time by action of the Board of Directors; provided, however, that no such amendment or termination shall reduce any amount payable hereunder to the extent such amount accrued prior to the date of amendment or termination. All amendments shall be in writing, approved by the Company's Board of Directors and executed by a duly authorized officer of the Company.

                                   ARTICLE TEN
                                   ASSIGNMENT

          No Plan participant or beneficiary of a Plan participant shall have any right to assign, pledge, hypothecate, anticipate or any way create a lien on any amounts payable hereunder. No amounts payable hereunder shall be subject to assignment or transfer or otherwise be alienable, either by voluntary or involuntary act, or by operation of law, or be subject to attachment, execution, garnishment, sequestration or other seizure under any legal, equitable or other process, or be liable in any way for the debts or defaults of Plan participants and their beneficiaries. Notwithstanding the foregoing, assignments of the

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benefits  provided under this Plan shall be permitted for purposes of satisfying family support obligations if such assignments are pursuant to a court order which satisfies the requirements for a "qualified domestic relations order" as defined in Section 206(d)(3) of the Act.

                                 ARTICLE ELEVEN
                                   WITHHOLDING

          Any taxes required to be withheld from payments to Plan participants hereunder shall be deducted and withheld by the Company.

                                 ARTICLE TWELVE
                       OTHER BENEFIT PLANS OF THE COMPANY

          Nothing contained in this Plan shall prevent a Plan participant prior to his death, or his spouse or other annuitant after his death, from receiving, in addition to any payments provided for under this Plan, any payments provided for under the Retirement Plan or under The Savings Plan for Employees of Arizona Public Service Company, or which would otherwise be payable or distributable to him, his surviving spouse or annu- itant under any plan or policy of the Company or otherwise. Nothing in this Plan shall be construed as preventing the Company or any of its subsidiaries from establishing any other or different plans providing for current or deferred compensation for employees.


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                                ARTICLE THIRTEEN
                                  MISCELLANEOUS

          Nothing contained in this Plan shall be construed as a contract of employment between the Company and an employee, or as a right of any employee to be continued in the employment of the Company, or as a limitation of the right of the Company to discharge any of its employees, with or without cause.

          All of the provisions of this Plan shall be binding upon all persons who shall be entitled to any benefit hereunder, their heirs and personal representatives.

          IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officers this 20th day of December, 1995.

                                        ARIZONA PUBLIC SERVICE COMPANY



                                        By  Armando Flores
                                          ----------------------------
                                          Its  Vice President, Human Resources

                                                                      "Company"


Attest:



By  Nancy C.Loftin
  -----------------------------------
  Its  Secretary and Corporate Counsel
     --------------------------------




337632

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